Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-205919) pertaining to the amended and restated PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-187201) pertaining to the Spartech Corporation 2004 Equity Compensation Plan, as amended, and the Spartech Corporation 2001 Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-181787) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(4)	Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

(6)	Registration Statement (Form S-8 No. 333-151057) pertaining to the PolyOne Corporation 2008 Equity and Performance Incentive Plan;

(7)
Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan;

(8)	Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust; and
(9)	Registration Statement (Form S-8 No. 333-141028) pertaining to the M.A. Hanna Company Long-Term Incentive Plan;
of our reports dated February 16, 2017, with respect to the consolidated financial statements of PolyOne Corporation and the effectiveness of internal control over financial reporting of PolyOne Corporation, included in this Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio
February 16, 2017